STRADLING YOCCA CARLSON & RAUTH A PROFESSIONAL CORPORATION 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 SYCR.COM	CALIFORNIA LOS ANGELES NEWPORT BEACH SACRAMENTO SAN DIEGO SAN FRANCISCO SANTA BARBARA COLORADO DENVER NEVADA LAS VEGAS RENO WASHINGTON SEATTLE

May 22, 2020

VolitionRx Limited

13215 Bee Cave Parkway

Suite 125, Galleria Oaks B

Austin, Texas  78738

Re:Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offer and sale by VolitionRx Limited, a Delaware corporation (the “Company”), of 5,019,750 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, which includes up to 654,750 Shares that may be sold by the Company pursuant to the exercise of an over-allotment option granted to the underwriters by the Company, pursuant to a Registration Statement on Form S-3, as amended (File No. 333-227248) (the “Registration Statement”) filed with, and declared effective by, the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated September 26, 2018 contained in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the offering of the Shares filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Securities Act on May 20, 2020 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).  We understand that the Shares are being offered and sold by the Company to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters (the “Underwriting Agreement”).  We are rendering this supplemental legal opinion in connection with the offering and sale of the Shares pursuant to the Registration Statement and the Prospectus.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate.  We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.  As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the application or effect of the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof, which is incorporated by reference in the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

VolitionRx Limited

May 22, 2020

Page Two

This opinion is intended solely for use in connection with the issuance and sale of the Shares pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent.  This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH, P.C.

/s/ Stradling Yocca Carlson & Rauth, P.C.